EX 10.1

SECURITIES PURCHASE AGREEMENT, dated September 23, 2020 (this “Agreement”), between The E.W. Scripps Company, an Ohio corporation (the “Company”), and Berkshire Hathaway Inc., a Delaware corporation (the “Investor”).
RECITALS:
A.The Company. As of the date hereof, the Company has (i) 60,000,000 authorized Common Voting Shares, $0.01 par value per share (“Common Voting Shares”), (ii) 240,000,000 authorized Class A Common Shares, $0.01 par value per share (“Class A Common Shares”), and (iii) 25,000,000 authorized Preferred Shares, $0.01 par value per share (“Preferred Shares”).
B.The Proposed Acquisition. Concurrently with the execution of this Agreement, the Company is entering into that certain Agreement and Plan of Merger (the “Acquisition Agreement”) by and among the Company, Scripps Media, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Parent”), Scripps Faraday Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Ion Media Networks, Inc., a Delaware corporation (“Target”), and BD ION Equityholder Rep LLC, a Delaware limited liability company, solely in its capacity as equityholder representative, pursuant to which Merger Sub will merge with and into Target, with Target being the surviving company (the “Surviving Company”), and as a result of which, Parent shall be the sole stockholder of the Surviving Company and the Surviving Company shall be an indirect wholly owned subsidiary of the Company (the “Acquisition”).
C.The Issuance. In connection with the Acquisition, the Company intends to issue in a private placement 6,000 shares of the Company’s Preferred Shares, Series A with the terms set forth in the Articles Amendment (as defined below) (the “Series A Preferred Shares”) and a warrant to purchase 23,076,923 Class A Common Shares (the “Warrant” and, together with the Series A Preferred Shares, the “Purchased Securities”) and the Investor intends to purchase from the Company the Purchased Securities.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:
Article I
PURCHASE; CLOSING

Section 1.1Purchase. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at the Closing (as hereinafter defined), the Purchased Securities for an aggregate purchase price of $600,000,000 (the “Purchase”).

Section 1.2Closing.
(a)On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) will take place at the offices of BakerHostetler, 45 Rockefeller Plaza, New York, NY 10111, or remotely by exchange of documents and signatures (or their electronic counterparts), substantially simultaneously with or immediately prior to the closing of the Acquisition, or at such other place, time and date as shall be agreed between the Company and the Investor (so long as such time is prior to the closing of the Acquisition). The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
(b)At the Closing, the Company will deliver the Series A Preferred Shares and the Warrant, in each case as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in exchange for payment in full of the aggregate purchase price therefor by wire transfer of immediately available United States funds to a bank account that has been designated by the Company at least two (2) business days prior to the Closing Date.
(c)The respective obligations of each of the Investor and the Company to consummate the Purchase are subject to the fulfillment (or waiver by the Investor and the Company, as applicable) prior to the Closing of the condition that (i) any approvals or authorizations of all United States and other governmental or regulatory authorities (each, a “Governmental Entity”), the absence of which would reasonably be expected to make the Purchase unlawful, shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the purchase and sale of the Purchased Securities.
(d)The obligation of the Company to consummate the Closing is also subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:
(i)(A) the representations and warranties of the Investor set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have an Investor Material Adverse Effect and (B) the Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(e)The obligation of the Investor to consummate the Closing is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:
(i)(A) the representations and warranties of the Company set forth in (x) Sections 2.1(c), (d) and (g) of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), (y) Section 2.1(b) of this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such date), and (z) Section 2.1 (other than Sections 2.1(b), (c), (d) and (g)) shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties referred to in this Section 1.2(e)(i)(A)(z) to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have a Material Adverse Effect and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;
(ii)the Company shall have duly adopted and filed with the Secretary of State of the State of Ohio the Certificate of Amendment to Articles of Incorporation in substantially the form attached hereto as Annex A (the “Articles Amendment”) and such filing shall have been accepted, which the Company shall be required to duly adopt and file no later than immediately prior to the Closing subject only to the fulfillment (or waiver by the Company) of the conditions to closing of the Company set forth in Sections 1.2(c) and 1.2(d)(i);
(iii)simultaneously with the Closing, the Company shall have delivered the Series A Preferred Shares to Investor or its designee(s);
(iv)simultaneously with the Closing, the Company shall have duly executed and delivered the Warrant in substantially the form attached hereto as Annex B to the Investor or its designee(s);
(v)simultaneously with the Closing, the Company shall have duly executed and delivered to the Investor or its designee(s) a Registration Rights Agreement (the “Registration Rights Agreement”) in substantially the form of Annex C, which the Company shall be required to execute and deliver at or prior to the Closing subject only to the fulfillment (or waiver by the Company) of the conditions to closing of the Company set forth in Sections 1.2(c) and 1.2(d)(i);
(vi)the Company shall have obtained all board of directors and shareholder approvals that are required (A) to validly adopt the Articles Amendment, and

(B) under the listing rules of the Nasdaq Stock Market to permit the issuance of the full amount of the Warrant Shares by the Company upon exercise of the Warrant and the issuance of any Class A Common Shares that may be issued by the Company as a dividend on the Warrant Shares (the “Required Corporate Approvals”), and such Required Corporate Approvals shall not have been rescinded and shall be effective; and
(vii)the Company (A) shall have entered into the Acquisition Agreement with Target, which shall not have been terminated and (B) will consummate the Acquisition simultaneously with, or immediately following, the Closing.
(viii)The conditions set forth in Exhibit D of that certain Debt Commitment Letter, dated as of September 23, 2020 (the “Debt Commitment Letter”), by and between the Company and Morgan Stanley Senior Funding, Inc., as in effect on the date of this Agreement, shall have been satisfied.
Section 1.3Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean a business day in the City of New York.
Section 1.4No Reliance. Each party acknowledges that it is not relying upon any representation or warranty not set forth in the Transaction Documents. The Investor acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, including an opportunity to ask such questions of management (for which it has received such answers) and to review such information maintained by the Company, in each case as the Investor considers sufficient for the purpose of making the Purchase. The Investor further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for purposes of the Purchase. For purposes of this Agreement, the term

“Transaction Documents” refers collectively to this Agreement, the Warrant and the Registration Rights Agreement, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.
Article II
REPRESENTATIONS AND WARRANTIES

Section 2.1Representations and Warranties of the Company. The Company represents and warrants to the Investor that as of the date hereof and as of the Closing Date (or such other date specified herein):
(a)Organization, Authority and Significant Subsidiaries. (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, (ii) except as has not had or would not be reasonably likely to have a material adverse effect on the ability of the Company to consummate the Purchase and the other transactions contemplated by this Agreement (a “Material Adverse Effect”), (A) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification and (B) each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.
(b)Capitalization. As of the date of this Agreement, the authorized share capital of the Company consists of (i) 60,000,000 authorized Common Voting Shares, (ii) 240,000,000 authorized Class A Common Shares, and (iii) 25,000,000 authorized Preferred Shares. As of September 23, 2020 (the “Common Shares Capitalization Date”), 11,932,722 Common Voting Shares were issued and outstanding and 69,610,584 Class A Common Shares were issued and outstanding. As of the Common Shares Capitalization Date, the Company held no Common Voting Shares and no Class A Common Shares in its treasury. As of the Common Shares Capitalization Date, there were outstanding options to purchase, and other share-based awards with respect to, 2,288,967 Class A Common Shares and no Common Voting Shares; as of the Common Shares Capitalization Date, there were 3,979,618 Class A Common Shares and no Common Voting Shares reserved for issuance pursuant to employee and director share plans of the Company or a subsidiary of the Company in effect as of the date of this Agreement (the “Company Share Plans”); and as of the Common Shares Capitalization Date no Class A Common Shares or Common Voting Shares were reserved for issuance except for (A) Class A Common Shares underlying such options and share-based awards and (B) Class A Common Shares then issuable upon the conversion, on a one-for-one basis, of outstanding Common Voting Shares, as permitted pursuant to Section 7 of Division A of Article FOURTH of the Company’s Articles of Incorporation. The outstanding Common Voting Shares and Class A Common Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as set forth above and pursuant to this Agreement and the Company Share Plans as of the date of this Agreement, there are no Common Voting Shares or Class A Common Shares reserved for issuance, the Company does not have outstanding any securities providing the holder the right to acquire Common Voting Shares or Class A Common Shares, and the Company does not have any commitment to authorize, issue or sell any Common Voting Shares or Class A Common Shares. No Preferred Shares are issued and outstanding or reserved for issuance, other than the Series A Preferred Shares for issuance to the Investor pursuant to this Agreement.
(c)Preferred Shares. Prior to the Closing, the Series A Preferred Shares will have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, the Series A Preferred Shares will be duly and validly issued and fully paid and non-assessable. The Company has no series or class of shares, whether or not issued or outstanding, that will, upon issuance of the Series A Preferred Shares, rank senior to the Series A Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.
(d)The Warrant and Warrant Shares. The Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company in accordance with its terms, and the Class A Common Shares issuable upon exercise of the Warrant (the “Warrant Shares”) will be duly authorized and reserved for issuance by the Company and when issued upon exercise of the Warrant will be validly issued, fully paid and non-assessable.
(e)Authorization, Enforceability.
(i)The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder (which includes the issuance of the Series A Preferred Shares, the Warrant and the Warrant Shares). The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its shareholders, and no further approval or authorization is required on the part of the Company other than the Required Corporate Approvals. This Agreement and the other Transaction Documents are or, when executed by the parties thereto, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).
(ii)The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (A) its articles of incorporation or certificate of incorporation, as amended or its code of regulations or bylaws, as amended or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it or any Significant Subsidiary may be bound, or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect.
(iii)Other than the filing of the Articles Amendment with the Secretary of State of the State of Ohio, any current report on Form 8-K required to be filed with the SEC and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase except for any such notices, filings, exemptions reviews, authorizations, consents and approvals the failure of which to make or obtain would not be reasonably likely to have a Material Adverse Effect.
(f)Company Financial Statements.
(i)As of the date of this Agreement, the consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the reports filed by the Company pursuant to the Securities Act or the Exchange Act (as defined below) (collectively, the “SEC Reports”) filed prior to the date of this Agreement, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and

except as stated therein, such financial statements were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein).
(ii)As of the date of this Agreement, Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Exchange Act (as defined below) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the Public Company Accounting Oversight Board.
(g)No Business Material Adverse Effect. From December 31, 2019 to the date hereof, to the knowledge of the Company (without any duty of inquiry), except as disclosed in the Company’s SEC Reports (as defined) filed by the Company prior to the date hereof, there has not been any event, occurrence, change or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Business Material Adverse Effect. “Business Material Adverse Effect” means any effect that, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on the financial condition, business, assets or continuing results of operations of the Company and its subsidiaries, taken as a whole; provided however that, in no event shall any of the following effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Business Material Adverse Effect: (A) any changes in general United States or global economic conditions or securities, credit, financial or other capital markets conditions, (B) the COVID-19 global pandemic, (C) any weather-related or other force majeure event (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters), (D) acts of war (whether or not declared), armed hostility (by recognized governmental forces or otherwise), sabotage, terrorism or cyber-attack, and any escalation or general worsening of any of the foregoing, (E) the negotiation, execution, announcement, pendency, compliance with or performance of this Agreement, the transactions contemplated hereby or the terms hereof or the consummation of the transactions contemplated hereby, including the impact thereof on the relationships of the Company and its subsidiaries with customers, suppliers, partners, employees or governmental bodies, agencies, officials or authorities; (F) any action taken or failure to take action which the Investor has requested in writing, (G) changes in applicable law or regulation or in generally accepted accounting principles in the United States (“GAAP”) or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, (H) any decline in the market price, or change in trading volume, of the Company’s shares or (I) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (H) and (I) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided hereof) is a Business Material Adverse Effect); provided that, in the case of clauses (A), (B), (C) and (D), to the extent the impact on the Company and its subsidiaries, taken as a whole, is disproportionate to the impact on other similarly situated entities, the incrementally disproportionate impact or impacts shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Business Material Adverse Effect.
(h)Reports.
(i)Since December 31, 2019 and through the date of this Agreement, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act (as defined below).
(ii)As of the date of this Agreement, the SEC Reports filed by the Company through the date of this Agreement, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act (as defined below), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.
Section 2.1Representations and Warranties of the Investor. The Investor, hereby represents and warrants to the Company that as of the date hereof and the Closing Date:
(a)Status. The Investor has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation.
(b)Authorization, Enforceability.
(i)The Investor has the power and authority, corporate or otherwise, to execute and deliver this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor, and no further approval or authorization is required on the part of the Investor or any other party for such authorization to be effective. This Agreement and the Registration Rights Agreement are or will be valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.
(ii)The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by the Investor with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (1) its organizational documents or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets except, in the case of clauses (A)(2) and (B), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have an Investor Material Adverse Effect. “Investor Material Adverse Effect” means a material adverse effect on the ability of the Investor to consummate the Purchase and the other transactions contemplated by this Agreement.
(iii)Other than such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by the Investor of the Purchase except for any such notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain would not be reasonably likely to have an Investor Material Adverse Effect.
(c)Ownership. Without giving effect to the Purchase, the Investor is not the Beneficial Owner of (i) any Class A Common Shares or (ii) any securities or other instruments representing the right to acquire Class A Common Shares. The Investor does not have a formal or informal agreement, arrangement or understanding with any person (other than the Company) to acquire, dispose of or vote any securities of the Company. “Beneficial Ownership” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”), including the provision that any member of a “group” shall be deemed to have Beneficial Ownership of all securities Beneficially Owned by other members of the group, and except that the exclusion in Rule 13d-3(d)(1)(i) for rights to acquire securities that are not exercisable “within 60 days” shall not apply. “Beneficial Owner” and “Beneficially Own” shall have conforming definitions. Unless specified otherwise, all percentage calculations of Beneficial Ownership will be calculated by including securities that the person (including any group of which such person is a member), but not any other person, has the right to acquire in both the numerator and the denominator.
To the extent the Investor transfers its rights to one or more of its Permitted Transferees at or prior to Closing, the representations and warranties in Sections 2.2(a) and (b) shall be deemed to also be made by the Investor in respect of each such Permitted

Transferee and the representation and warranty in Section 2.2(c) shall be deemed to be made in respect of the Investor and such Permitted Transferees collectively.
Article III
COVENANTS

Section 3.1Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to (a) permit consummation of the Purchase and the exercisability in full of the Warrant for Warrant Shares as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and by the other Transaction Documents (including making filings and deliveries) and (b) satisfy the conditions set forth in Section 1.2, and shall use commercially reasonable efforts to cooperate with the other party to that end. Without limiting the generality of the foregoing, (i) at the request of the Investor, made at any time and from time to time (whether prior to or following the Closing), the Company shall make or cause to be made all filings required from the Company or its respective subsidiaries or affiliates under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) to permit the Investor to acquire any or all of the Warrant Shares, and any Class A Common Shares proposed by the Company to be issued to Investor as a dividend on the Warrant Shares, and shall use commercially reasonable efforts to cooperate with the Investor in connection with HSR Act filings and otherwise with respect to the obtaining of any required antitrust approvals, (ii) the Company shall take all action necessary under applicable law to call, give notice of and hold a meeting of the holders of Common Voting Shares to consider and vote to approve the Articles Amendment, and (iii) the board of directors of the Company shall recommend that the holders of Common Voting Shares vote to approve the Articles Amendment at such meeting.
Section 3.2Expenses. Unless otherwise provided in any Transaction Document executed by the Company and the Investor, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel. Any filing fees payable by any party hereto in connection with filings required under the HSR Act shall be borne entirely by Investor.
Section 3.3Sufficiency of Authorized Class A Common Shares. During the period from the Closing Date until the date on which the Warrant has been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued Warrant Shares to effectuate such exercise. Nothing in this Section 3.3 shall preclude the Company from satisfying its obligations in respect of the exercise of the Warrant by delivery of Class A Common Shares which are held in the treasury of the Company. As soon as practicable following the Closing, the Company shall, at its expense, cause the Warrant Shares to be listed on the Nasdaq Global Select Market (“Nasdaq”) at the time they become freely transferable in the public market under the Securities Act, subject to official notice of issuance, and shall maintain such listing on the Nasdaq for so long as any Class A Common Shares are listed on the Nasdaq.
Section 3.4Certain Notifications Until Closing. From the date of this Agreement until the Closing, each party shall promptly notify the other party of (a) any fact, event or circumstance of which it is aware and which would be reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of such party contained in this Agreement not to be complied with or satisfied in any material respect and (b) any fact, circumstance, event, change, occurrence, condition or development of which it is aware and which, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect or an Investor Material Adverse Effect, as the case may be; provided however that, delivery of any notice pursuant to this Section 3.4 shall not limit or affect any rights of or remedies available to the other party.
Section 3.5Authorization of Series A Preferred Shares. The Company shall, prior to the Closing, duly and validly authorize the Series A Preferred Shares.
Section 3.6Exclusivity. During the period beginning on the date of this Agreement and ending on the earlier of (a) the Closing, and (b) the termination of this Agreement in accordance with Section 5.1, the Company agrees that it shall not, and shall cause each of its directors, officers, managers, employees, Affiliates and other agents and representatives not to: directly or indirectly, enter into, initiate, seek, or continue any discussions or negotiations with, or knowingly solicit, facilitate or encourage any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise knowingly cooperate in any way with, any person, concerning the issuance or sale of Preferred Shares, any new class of shares of capital stock of the Company, or any Common Voting Shares or Class A Common Shares (except pursuant to Section 7 of Division A of Article FOURTH of the Company’s Articles of Incorporation or pursuant to any Company Share Plan) to provide financing for the Acquisition, in each case, other than with the Investor and its representatives.
Article IV
ADDITIONAL AGREEMENTS

Section 4.1Transfer Restrictions.
(a)Prior to the five year anniversary of the Closing Date, without the prior written consent of the Company, the Investor and its Permitted Transferees shall not (i) directly or indirectly transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of any of the Purchased Securities, or (ii) lend, hypothecate or permit any custodian to lend or hypothecate any of the Purchased Securities, provided that, if at any time the Purchased Securities do not qualify as “admitted assets” that are eligible to be reported in the Investor’s or Permitted Transferee’s annual statement under the insurance regulations applicable to the Investor or a Permitted Transferee holding any Purchased Securities, the Company will not unreasonably withhold its consent to a Transfer (as defined below) of the Purchased Securities owned by the Investor or such Permitted Transferee, as applicable, to a third party (subject, in the case of a Transfer of Series A Preferred Shares, to such Transfer satisfying the conditions set forth in the first proviso of Section 4.1(e)). In the case of any such Transfer of the Warrant, the Company will take such actions with respect to allowing transferees of the Warrant to become parties to, and have rights under, the Registration Rights Agreement. Each transaction referenced in clauses (i) and (ii) of this Section 4.1(a) is herein called a “Transfer”. Neither exercises of the Warrant for Warrant Shares, nor delivery of Series A Preferred Shares as payment of the exercise price of the Warrant, in each case in accordance with the terms of the Warrant, shall be deemed Transfers.
(b)The Investor and the Permitted Transferees (individually or collectively) may not Transfer any Warrant Shares other than (i) in a transaction that has been specifically approved by the Company in writing, (ii) in a public offering registered with the Securities and Exchange Commission in the manner and to the extent contemplated by the Registration Rights Agreement or in a sale under Rule 144 under the Securities Act, where the Company has been offered the opportunity to designate a sole underwriter, broker or market maker, or (iii) in a private transaction or series of related transactions, and, in the case of (ii) or (iii), to the knowledge of the Investor or Permitted Transferee (with no duty of inquiry), no purchaser or group of related purchasers acquires Class A Common Shares in such transaction or series of transactions that, when aggregated with Class A Common Shares and Common Voting Shares already owned by such purchaser or group of related purchasers, represents more than 3.5% of the Company’s outstanding Class A Common Shares and Common Voting Shares, considered in the aggregate, and in any case consistent with applicable laws and regulations.
(c)Notwithstanding the foregoing, Section 4.1(a) and (b) shall not prevent the Investor and the Permitted Transferees from Transferring any or all of the Purchased Securities or Warrant Shares, at any time, to any direct or indirect subsidiary of the Investor where the Investor beneficially owns at least 80% of the equity interests (measured by both voting rights and value) of such subsidiary and such subsidiary is classified as a domestic partnership or domestic corporation for U.S. federal income tax purposes (each, a “Permitted Transferee”), but only if the Permitted Transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (including these transfer restrictions); provided that, if the Investor ceases to beneficially own at least 80% of the equity interests (measured by both voting rights and value) of such Permitted Transferee, such Permitted Transferee shall be required to transfer such Purchased Securities or Warrant Shares to the Investor or a Permitted Transferee (or in

the case of the Warrant Shares, in accordance with Section 4.1(b)) immediately; provided further that, no such Transfer shall relieve the Investor of its obligations under this Agreement. The Investor shall cause each Permitted Transferee to comply with this Agreement as applicable to it.
(d)Without the prior written consent of the Company, the Investor and its Permitted Transferees may not engage in any Hedging Transaction with respect to any of the Purchased Securities or Warrant Shares (but, in the case of Warrant Shares actually issued upon exercise of the Warrant, only prior to the later of (i) their issuance and (ii) the fifth anniversary of the Closing Date). “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option, swap or other derivative transaction whether settled in cash or securities) to obtain a “short” or “put equivalent position” with respect to the Class A Common Shares.
(e)On and after the five year anniversary of the Closing Date, the Investor and its Permitted Transferees may Transfer the Purchased Securities to any other person, provided that (i) the amount transferred to the transferee is at least equal to the lesser of (x) an amount of Series A Preferred Shares having an aggregate liquidation value of at least $60,000,000 or (y) an amount of Purchased Securities equal to all of the Purchased Securities then owned by Investor together with its Permitted Transferees, (ii) the transfer and resulting ownership are consistent with law and regulation and (iii) the transferee agrees, on terms and in a form reasonably satisfactory to the Company, that its transfers, if any, will be subject to this Section 4.1(e), provided further that, in the case of transferees from the Investor or a Permitted Transferee pursuant to this Section 4.1(e), and any subsequent transferees the minimum transfer amount in clause (i) above shall be the lesser of (x) an amount of Purchased Securities having an aggregate liquidation value of at least $30,000,000 and (y) the aggregate amount of Purchased Securities held by such transferee.
(f)The Purchased Securities are, and the Warrant Shares will be when issued, restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, the Investor shall not, directly or through others, offer or sell any Purchased Securities or any Warrant Shares except pursuant to a registration statement or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any Transfer of Purchased Securities or Warrant Shares other than pursuant to an effective registration statement, the Investor shall notify the Company of such Transfer and the Company may require the Investor to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.

Section 4.2Purchase for Investment. The Investor acknowledges that the Purchased Securities and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Securities or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Purchase, (iv) is able to bear the economic risk of the Purchase and at the present time is able to afford a complete loss of such investment and (v) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).
Section 4.3Legend. The Investor agrees that all certificates or other instruments representing Purchased Securities and the Warrant Shares will bear a legend substantially to the following effect:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED SEPTEMBER 23, 2020, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”
In the event that (a) any Purchased Securities or Warrant Shares become registered under the Securities Act or (b) Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall (subject to the receipt of any evidence required under Section 4.1(e)) issue new certificates or other instruments representing such Purchased Securities or Warrant Shares, which shall not contain such portion of the above legend that is no longer applicable; provided that, the

Investor surrenders to the Company the previously issued certificates or other instruments.
Section 4.4Commitment Fee. In the event that the Closing has not occurred on or before January 31, 2021 (the “Commitment Fee Date”), the Company shall pay to the Investor, on February 1, 2021, a commitment fee in an amount set forth in Schedule I by wire transfer of immediately available United States funds to a bank account that has been designated by the Investor on or prior to the Commitment Fee Date. Such commitment fee shall be fully earned on the Commitment Fee Date and shall in no circumstances be refundable in whole or in part.
Section 4.1Information Rights. For so long as the Investor or its Affiliates hold any Purchased Securities or Warrant Shares, the Company shall deliver to the Investor, except during any period for which the Investor has requested such delivery to be suspended, the financial statements and other information required to be delivered by the Company or its Affiliates to the administrative agent or the lenders pursuant to (a) the Third Amended and Restated Credit Agreement dated as of April 28, 2017, among the Company, the lenders party thereto, and Wells Fargo Bank, as administrative agent for the lenders, as the same may be amended, amended and restated, supplemented, extended, replaced, refinanced or otherwise modified from time to time (including pursuant to the Existing Credit Agreement Amendment (as defined in the Debt Commitment Letter)), including the information described in Section 5.1 thereof; (b) the Senior Secured Bridge Facility (as defined in the Debt Commitment Letter) or the Senior Unsecured Bridge Facility (as defined in the Debt Commitment Letter), as such facilities are committed to be, and as such facilities are, in effect at the time of the Closing, and as such facilities may be amended, amended and restated, supplemented, extended, replaced, refinanced or otherwise modified from time to time; and/or (c) the primary credit or loan facility or facilities of the Company existing from time to time. Such delivery shall be made at substantially the same time as the corresponding delivery to the applicable administrative agent or lenders.
Article V
MISCELLANEOUS

Section 5.1Termination. This Agreement may be terminated at any time prior to the Closing:
(a)by either the Investor or the Company if the Closing shall not have occurred by September 23, 2021 (the “SPA Outside Date”). Notwithstanding the preceding sentence, if (i) the Company or the Target extend the “Outside Date” (as defined in the Acquisition Agreement as in effect on the date of this Agreement) pursuant to the proviso set forth in Section 8.1(c) of the Acquisition Agreement as in effect on the date of this Agreement, then the SPA Outside Date shall be similarly extended for the same duration as the “Outside Date” (as defined in the Acquisition Agreement as in effect on the date of this Agreement) but not later than March 23, 2022; provided, that, in any such case, the Company shall promptly pay the Investor on or prior to the SPA Outside Date (without giving effect to any extension thereof), an additional commitment fee in an amount set forth in Schedule I by wire transfer of immediately available United States funds to a bank account that has been designated by the Investor on or prior to such SPA Outside Date. Such commitment fee shall be fully earned on the SPA Outside Date and shall in no circumstances be refundable in whole or in part. Notwithstanding the other provisions of this Section 5.1(a), the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;
(b)by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;
(c)by the Investor upon written notice to the Company if at any time prior to the Closing that certain Voting Agreement, dated as of September 23, 2020 (the “Voting Agreement”), by and among the Target and certain holders of the Common Voting Shares shall have been terminated or amended in whole or in part (including as to any particular stockholder of the Company party thereto), in each case, if as a result of such termination or amendment the holders of Common Voting Shares who are obligated pursuant to the Voting Agreement to vote such Common Voting Shares in favor of the transactions contemplated by this Agreement (and against any contrary actions as set forth therein) collectively hold a number of Common Voting Shares that is less than the number of Common Voting Shares required by applicable law, the Acquisition Agreement or the rules and regulations of the Nasdaq Stock Market to validly approve the transactions contemplated by this Agreement; provided, that, if the Voting Agreement is terminated pursuant to clause (d) of Section 8 of the Voting Agreement due to an amendment, modification, waiver or other change to any provision of the Merger Agreement, the right to terminate this Agreement under this Section 5.1(c) shall not be available to the Investor if such amendment, modification, waiver or other change is timely cured during the five (5) day cure period referred to in Section 8 of the Voting Agreement or, if not so cured, the Voting Agreement is otherwise in full force and effect on or prior to the expiration of the fifth day following such cure period; provided, further, that the right to terminate this Agreement under this Section 5.1(c) shall not be available to the Investor if the Voting Agreement is terminated pursuant to clause (e) of Section 8 of the Voting Agreement due to an amendment, modification, waiver or other change to this Agreement; or
(d)by the mutual written consent of the Investor and the Company.
In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto, except that nothing herein shall relieve either party from liability for any breach of this Agreement.
Section 5.2Tax Reporting. The Company and the Investor shall use commercially reasonable efforts to jointly determine, following good faith negotiations (i) the Company’s treatment, for tax reporting purposes, of the Series A Preferred Shares under the so-called “preferred stock OID rules” of Section 305 of the Internal Revenue Code of 1986, as amended, and applicable U.S. Treasury Regulations promulgated thereunder (including determining the applicability or non-applicability of such preferred stock OID rules to the Series A Preferred Shares and, if such rules are determined to apply, the appropriate period for accruing the amount covered by such rules into income); and (ii) the proper allocation, for tax purposes, of the aggregate purchase price for the Purchased Securities between the Series A Preferred Shares and the Warrant. To the extent any such determination is jointly made, such determination shall be binding on the parties, except as required by applicable law.
Section 5.3Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer of a duly authorized representative of each party.
Section 5.4Waiver of Conditions. The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in such party’s sole discretion in whole or in part, but only to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.
Section 5.5Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
Section 5.6Governing Law; Submission to Jurisdiction, Etc.This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.7. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

Section 5.7Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a nationally recognized next day courier service, in each case with a copy sent concurrently by e-mail. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to the Investor:
Berkshire Hathaway Inc.
3555 Farnam Street
Omaha, Nebraska 68131
Attention: Ted Weschler
E-mail: RTWeschler@BRKA.com

with a copy to (which alone shall not constitute notice):
Munger, Tolles & Olson LLP
350 South Grand Ave.
Los Angeles, California 90071
Attention: Judith T. Kitano
E-mail: judith.kitano@mto.com
If to the Company:
The E.W. Scripps Company
312 Walnut Street, 28th Floor
        Cincinnati, Ohio 45202
Attention:
            William Appleton, Executive Vice President and General Counsel
Robin Davis, Vice President/Strategy and Corporate Development
E-mail:
appleton@scripps.com
robin.davis@scripps.com

with a copy to (which copy alone shall not constitute notice):

Baker & Hostetler LLP
45 Rockefeller Plaza
New York, NY 10111
Attention: Steven H. Goldberg and Ryan D. Gorsche
E-mail:     sgoldberg@bakerlaw.com
    rgorsche@bakerlaw.com

Section 5.8Entire Agreement, Etc. This Agreement (including the Annexes hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.
Section 5.9Definitions of “subsidiary” and “Affiliate”.
(a)When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.
(b)The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.
Section 5.10Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (b) an assignment by Investor, upon one business day’s notice to the Company, of any or all of its rights hereunder (including under any other Transaction Document) to one or more Permitted Transferees prior to the Closing subject to the requirements and conditions set forth in Section 4.1(c) for a transfer of Purchased Securities and applicable requirements and conditions in the other Transaction Documents. The actions of Investor and/or any Permitted Transferee shall be aggregated for purposes of all thresholds and limitations herein and in the Registration Rights Agreement to the extent (i) Investor transfers any or all of its rights hereunder to any Permitted Transferee prior to the Closing and/or (ii) Investor or any Permitted Transferee transfers any Purchased Securities to any Permitted Transferee following the Closing.
Section 5.11Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
Section 5.12No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and any subsidiary of the Investor or Permitted Transferee to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies.
Section 5.13Specific Enforcement. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement or the other Transaction Documents, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement or the other Transaction Documents to enforce specifically the terms and provisions hereof without the necessity of proving actual damage or securing or posting any bond or providing prior notice.
* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

THE E.W. SCRIPPS COMPANY

By: /s/ William Appleton
Name:	William Appleton
Title:	Executive Vice President and General Counsel

BERKSHIRE HATHAWAY INC.

By: /s/ R. Ted Weschler
Name:	R. Ted Weschler
Title:	Authorized Signatory